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                                                               Exhibit 8.1

                   PAUL, WEISS, RIFKIND, WHARTON & GARRISON
                          1285 Avenue of the Americas
                        New York, New York  10019-6064

                                     May 1, 1998


Harborside Healthcare Corporation
470 Atlantic Avenue
Boston, MA  02210

             Re:  Harborside Healthcare Corporation
                    Registration Statement on Form S-4
                    ----------------------------------

Ladies and Gentlemen:

             In connection with the above captioned Registration Statement on Form S-4 (the "Registration Statement") filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Act"), and the rules and regulations thereunder (the "Rules") by Harborside Healthcare Corporation, a Delaware corporation (the "Company"), we have been requested to render our opinion as to the matters hereinafter set forth.


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Harborside Healthcare Corporation                                            2



Capitalized terms used and not otherwise defined herein shall have the meanings given them in the Registration Statement.

        For purposes of our opinion, we have reviewed the Registration Statement (including the exhibits thereto) and relied upon the description of the Merger contained therein. We have also made such other investigations of fact and law and have examined the originals, or copies authenticated to our satisfaction, of such other documents, records, certificates or other instruments as in our judgment are necessary or appropriate to render the opinion expressed below.

        The opinion set forth below is limited to the Internal Revenue Code of 1986, as amended, administrative rulings, judicial decisions, treasury regulations and other applicable authorities, all as in effect on the date hereof. The statutory provisions, regulations, and interpretations upon which our opinion is based are subject to change, and such changes could apply retroactively. Any such change could affect the continuing validity of the opinion set forth below. We assume no responsibility to advise you of any subsequent changes in existing law or facts, nor do we assume any responsibility to update this opinion with respect to any matters expressly set forth herein, and no opinions are to be implied or may be inferred beyond the matters expressly so stated.

        Based upon and subject to the foregoing, and subject to the qualifications set forth herein, it is our opinion that the information set forth in the Registration Statement under the heading "The Merger--Certain Federal Income Tax Consequences", to the extent that it constitutes matters of law or legal consequences, is correct in all material respects.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the heading "Legal Opinions" in the Proxy Statement/Prospectus included in the Registration Statement. In giving this consent, we do not hereby agree that we come within in the category of persons whose consent is required by the Act or the Rules.



                       Very truly yours,

                       /S/ PAUL, WEISS, RIFKIND, WHARTON & GARRISON

                       PAUL, WEISS, RIFKIND, WHARTON & GARRISON